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                                   Exhibit 21


                              SUBSIDIARIES OF CAMCO

                                                State of
            Name                              Incorporation               Ownership
            ----                              -------------               ---------
            Cambridge Savings Bank                Ohio                       100%

            Marietta Savings Bank                 Ohio                       100%

            First Federal Savings Bank of
              Washington Court House          United States                  100%

            First Federal Bank for            United States                  100%
              Savings

            East Ohio Land Title Agency           Ohio                       100%



                        SUBSIDIARIES OF CAMBRIDGE SAVINGS

            Camco Mortgage Corporation            Ohio                        50%



                        SUBSIDIARIES OF MARIETTA SAVINGS

            Camco Mortgage Corporation            Ohio                        50%

            WestMar Mortgage Company              Ohio                       100%



                          SUBSIDIARIES OF FIRST SAVINGS

            First S&L Corporation                Kentucky                    100%


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